EXHIBIT 10.26

                               HEADS OF AGREEMENT
                       for Manufacturing and Distribution
                                     between
                   WARNER-ELEKTRA-ATLANTIC CORPORATION ("WEA")
                                       and
                        NU TECH DIGITAL, INC. ("Company")

Capitalized terms not defined where they appear in the text are defined in Paragraph 15.

      1. Appointment as Exclusive Distributor.

            (a) Exclusive Rights. Company, on behalf of the Company Entities, hereby appoints WEA as Company's exclusive distributor of Products through Normal Distribution Channels during the Term in the Territory in accordance with the terms hereof. Company possesses (and hereby grants WEA) the right to sell Products with the name (legal or assumed), photograph, likeness and biographical material, as supplied by Company, of the artists whose performances are contained therein. With respect to such names, photographs, likenesses and biographical materials, WEA shall abide by any contractual requirements or restrictions imposed upon Company of which WEA is given reasonably sufficient prior written notice.

            (b) Download/Ringtone Sales. From time to time during the Term, and subject to Company's rights in each case, Company shall determine those Products Company wishes to make available for sale via download or as "ringtones" (or the like) in the Territory and shall provide WEA with all rights, materials and information necessary for WEA to copy, store, prepare, deliver and otherwise make such Products available for sale via download, as "ringtones" (or the like). Company shall cooperate with WEA to ensure that all such materials and information are provided to WEA in the form, format(s) and manner WEA reasonably requires from time to time in order to make Products so available. Company understands that for the purposes of sales of Products via download, as "ringtones" or the like, the term "Products" shall be deemed to include units sold as full albums in addition to units sold as one or more individual recordings otherwise embodied in Records furnished to WEA hereunder. Solely with respect to units of Products sold by WEA in the form of downloads, ringtones and the like, "WEA Net Sales" shall mean (i) the number of units of Products sold via download, as "ringtones" (or the like) multiplied by (ii) the price (after all rebates, adjustments, settlements, allowances, credits and discounts (other than cash discounts) approved by Company) charged by WEA to WEA's customers for all such sales of Products.

            (c) WEA's Undertakings.

                  (i) WEA shall render Distribution Services and shall distribute and sell Products on Company's behalf through Normal Distribution Channels during the Term in the Territory and shall solicit and fulfill orders for Products in the same outlets as WEA generally does for the WMG Labels.

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                  (ii) WEA shall prepare for Company the same sales, returns, credits and inventory reports as are prepared by WEA for the WMG Labels and shall supply Company with such reports with the same frequency as such reports are supplied by WEA to the WMG Labels. Monthly sales and return reports shall include the following information: selection number, artist name, selection title, product configuration, gross units shipped, units actually returned, net units, discounted units, free goods, gross dollars charged, actual gross returned dollar amounts and net returned dollar amounts.

            (d) Distribution Fee. WEA shall be entitled to retain a distribution fee equal to 22% of WEA Net Sales of Products (the "Distribution Fee").

            (e) Advance. Promptly following the complete execution of this Agreement, WEA shall pay to Company a non-refundable, fully-recoupable advance in the amount of $200,000.00 (the "Advance"). The Advance shall be fully-recoupable from all Net Receipts otherwise payable to Company hereunder.

      2. Title. Title to units of Products manufactured for distribution and sale hereunder shall remain in Company. Units of Products shall be consigned by Company to WEA, subject to the provisions of this Agreement. WEA, as consignee, shall be empowered to pass title to units of Products directly to its customers. WEA shall have the right, as Company's consignee, to accept any and all returns of units of Products from its customers. Upon receipt of units of Products so returned to WEA from its customers, title therein shall revert to Company.

      3. Manufacturing and Packaging Services.

            (a) Use of Services. Company shall have the option, exercisable by written notice to WEA, to utilize Manufacturing and Packaging Services provided by WEA through WEA's manufacturing and packaging designees (the "Manufacturing and Packaging Entities") for the manufacture and packaging of units of Products hereunder, including, without limitation, components therefor and all separations and merchandising materials relating thereto. Manufacturing and Packaging Services shall be furnished on the same terms and at the same prices provided to the WMG Labels by the Manufacturing and Packaging Entities for the WMG Labels' own comparable products.

            (b) Delivery of Source Materials. To the extent that Company elects to utilize the Manufacturing and Packaging Services, Company shall, at Company's sole expense, deliver to WEA (or to such suppliers as WEA may designate) all Source Materials. Source Materials shall be of a quality suitable to comply with WEA's technical standards. Company shall retain title to all Source Materials supplied to WEA or its designees.

            (c) Trade Advertisements, Tip Sheets and Chart Listings. Company shall cause all trade advertisements, tip sheets and chart listings for any Product to identify WEA as the distributor of such Product in the Territory. In the event of any failure to accord WEA such credit, such failure shall not be deemed a breach of this Agreement if, following Company's receipt of written notice thereof from WEA, Company shall cause such failure to be rectified prospectively.

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            (d) Notices on Packaging; Security and Identification Strip.
Packaging for Products manufactured following the execution of this Agreement shall have printed thereon "Distributed by Warner-Elektra-Atlantic Corporation" (or such other identification of manufacturer or distributor as WEA may reasonably designate from time to time) together with such logo as WEA may designate. Packaging for Products manufactured following the execution of this Agreement shall also include, among other things, a security and identification strip (i.e., "title strip" or "dog bone" etc.), as well as internal electronic article surveillance tags, all in a form similar to that affixed to the WMG Labels' own product.

            (e) Parental Advisory Warnings. Company shall have the right to affix a parental advisory warning sticker (or similar industry-standard warning label) on Products manufactured for distribution and sale in the Territory in a format used customarily by WEA or as may be required by applicable law. If Company does not so designate, but WEA believes in WEA's reasonable business judgment that such a warning is appropriate on a particular Product, WEA may affix such a warning on such Product at Company's sole cost and expense.

            (f) Bar Code on Packaging: All packaging shall have printed thereon a scannable "UPC Bar Code" conforming to recording industry standards which specifically identifies the selection and configuration of the Product sold.

            (g) Ordering.

                  (i) The initial orders for finished units of Products shall be specified by Company after consultation with WEA.

                  (ii) Reorders of finished units of Products shall be specified by Company after consultation with WEA. For this purpose, verbal approval given by Company's most senior executive directly in charge of production shall be sufficient. It is contemplated that the parties will agree upon guidelines for reordering so that WEA will not require a specific approval by Company in each instance.

                  (iii) The minimum order quantities for units of Products and for all other items ordered hereunder shall be the same as the minimums applicable from time to time for the WMG Labels' comparable products (currently, 300 units for CDs and cassettes).

                  (iv) Orders hereunder shall be deemed fulfilled by the manufacture of any quantity between 90% and 110% of the quantity ordered.

      4. Release Schedules. Company, in consultation with WEA, shall select a reasonable release date for each specific Product from the release dates offered by WEA (which shall be the same release dates as are generally offered by WEA to the WMG Labels). WEA shall meet each established release schedule provided that Company has had the initial order of finished units of the applicable Product manufactured and delivered to WEA's warehouses in reasonably sufficient time for WEA to do so. In connection therewith, WEA


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shall furnish Company with new release book due dates, merchandise in depots due dates and WEA's requirements for product release schedules.

      5. Company's Financial Obligations. Company shall be solely responsible for and shall account for and pay: (a) any and all sales and use taxes levied on any of the amounts payable to Company hereunder or on the sale of units of Products or any other taxes relating to units of Products which are in the possession or control of WEA, (b) all costs incurred in the creation of Products, (c) all costs incurred in the manufacturing and packaging of units of Products, and (d) all monies becoming payable to all parties rendering services or otherwise in respect of sales of units of Products (e.g., artist royalties, mechanical royalties, union costs (if applicable), producer royalties, etc.). In addition, Company shall obtain all consents and permissions required for the release of Products hereunder and WEA shall have no obligations with regard thereto. For the avoidance of doubt, Company shall not be responsible for payment of: (i) any taxes applicable to the sale of units of Products by WEA's customers to consumers or (ii) any of WEA's indirect or general overhead charges or the salaries of WEA's regular employees.

      6. Other Company Obligations.

            (a) Advertising, Marketing and Promotion. The advertising, marketing and promotion of Products hereunder shall be Company's sole responsibility and at Company's sole cost and expense.

            (b) Company Reporting. On or before September 1 of each calendar year of the Term, Company will provide WEA with sales projections for Products for the next fiscal year of the Term. Company will provide WEA with an update for each such sales projection on a quarterly basis.

      7. Sale of Products.

            (a) Determination of Price Categories. Company shall determine the price category designation (e.g., top-line, mid-line, budget, etc.) of Products and/or, if Company so chooses, the suggested retail list prices for Products, it being understood that Company shall use the same price category designation or list prices which WEA uses. Company may change such price category designation and/or suggested retail list price of a Product upon 60 days' written notice to WEA.

            (b) Determination of Customer Prices. WEA shall determine the wholesale selling price of Products to customers and the terms of sale for Products, including, without limitation, cash discounts (i.e., discounts for timely or expedited payments from customers) and credit, dating and returns policies, in a manner consistent with policies customarily applied to products of the WMG Labels; provided, however, that WEA shall obtain Company's written consent as to any "special dating" which will result in a delayed payment to Company pursuant to subparagraph 9(a), special program free goods and special sales discounts.

      8. Inventory.


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            (a) Storage and Shrinkage. WEA shall accept and store all Products delivered to WEA hereunder. WEA shall not be responsible for inventory shrinkage of up to 1% of the total volume of all Products in finished good form delivered to WEA during any calendar year of the Term. With respect to inventory shrinkage in excess of 1%, the sole liability shall be payment to Company of the Replacement Cost therefor.

            (b) Surplus Units Determination and Removal. Promptly after WEA's written request, Company shall remove from WEA's warehouses, or order the destruction of, at Company's sole expense, the stock of any Surplus Units of Products. Company shall be deemed to have ordered the destruction of Surplus Units if, 60 days after the date of the written request from WEA, Company has not given instructions to WEA for the immediate delivery of such Surplus Units to a public warehouse or other non-WEA location at Company's sole expense and for Company's account.

            (c) Marking Inventory. WEA may deface the bar code on or re-bar code all units of Products prior to any removal by Company or delivery to Company of such units of Products, and Company shall reimburse WEA, promptly following WEA's request therefor, with the amount of any direct, out-of-pocket costs incurred by WEA in connection with such defacing or re-bar-coding.

            (d) Deletions. On not less than 60 days' written notice to WEA, Company may elect to delete any particular Product from WEA's distribution and sale obligations hereunder when Company determines, in Company's good faith business judgment, such deletion is commercially reasonable. Any Product so deleted shall not be distributed by Company or any third party during the Term in the Territory. Returns of deleted Products will be accepted in accordance with WEA's standard policies and procedures for such returns.

      9. Statements and Payments.

            (a) Rendition of Statements. WEA shall account for and pay to Company all Net Receipts derived from sales of Products. WEA shall render a statement for sales of Products occurring during each fiscal month of the Term within 60 days following the last Friday of each calendar month, said 60-day period to be extended accordingly on a Product-by-Product basis where a customer is granted "special dating" by WEA with Company's consent. Concurrently with the rendition of each such statement, WEA shall pay any Net Receipts shown to be due thereby less any amounts which may be applied in recoupment of the Advance. Any such payments shall be less any reserves established by WEA against returns, credits and advertising authorizations, as provided below. In each month of the Term, a base reserve established by WEA against returns and credits plus the amount of any open but not yet credited advertising authorizations issued on behalf of Company shall be deducted from any such payments. Such reserve shall not exceed 25% of WEA Gross Sales for any month of the Term plus the amount of any such open but not yet credited advertising authorizations; provided, however, that in the last six months of the Term, such reserve shall not exceed the sum of: (i) the greater of: (A) 35% of WEA Gross Sales for any such month or
(B) the positive difference, if any, between: (I) the then-current aggregate amount of the open return authorizations issued by WEA and (II)


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the then-current aggregate amount of the returns reserves being held by WEA;
plus (ii) the amount of open but not yet credited advertising authorizations issued by WEA on behalf of Company. WEA shall fully liquidate the returns-related portion of each base reserve as initially established, less any credits issued therefrom, within six months from the date that such base reserve was established. If any statement shall show a balance in WEA's favor (the "Negative Balance"), Company shall make payment of the Negative Balance to WEA within five business days after the date of rendition of the statement. Notwithstanding the foregoing, WEA shall also have the right to deduct the Negative Balance from any monies becoming payable to Company pursuant to this Agreement.

            (b) Audits. Company shall have the right at Company's sole expense to appoint a certified public accountant or chartered accountant who is not then currently engaged in an outstanding audit of WEA to examine WEA's books and records as same pertain to the distribution of Products; provided, however, that any such examination shall be for a reasonable duration and shall take place at WEA's offices during normal business hours on reasonable prior written notice and shall not occur more than once in any calendar year or more than once for any statement.

            (c) Objections to Statements. Company shall be deemed to have consented to all accountings rendered by WEA hereunder and said accountings shall be binding upon Company and shall not be subject to any objection by Company for any reason unless specific objection, in writing, stating the basis thereof, is given to WEA within two years after the date rendered, and after such written objection, unless suit is instituted within three years after the date rendered.

      10. Post-Term Procedures.

            (a) Manufacturing and Packaging Services and Distribution Services.

                  (i) Upon the expiration of the Term, WEA shall cause the cessation of all Distribution Services and all Manufacturing and Packaging Services and shall have no further rights or obligations with respect to Products except as provided herein and all unshipped orders for Products shall be canceled. Within 30 days following the expiration of the Term, WEA shall provide Company with a list of all units of Products in WEA's possession on such date and the prices paid by customers during the Term with respect to such Products.

                  (ii) Within 60 days following the expiration of the Term, Company shall remove from WEA's and the Manufacturing and Packaging Entities' warehouses and other facilities, at Company's sole expense: (A) all units of Products in WEA's or the Manufacturing and Packaging Entities' possession on the date of expiration, (B) all Source Materials in WEA's or the Manufacturing and Packaging Entities' possession on the date of expiration, and (C) all manufacturing and packaging materials in WEA's or the Manufacturing and Packaging Entities' possession on the date of expiration.

                  (iii) Prior to the expiration of the Term, WEA and Company shall notify WEA's customers that following the expiration of the Term, WEA shall not accept any further returns of units of Products and that Company or Company's new distributor shall accept such returns. Company agrees that all such returns shall be so accepted and credit given


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or cash paid to WEA's customer, as appropriate. Company agrees to indemnify WEA from any liability in connection with such returns. Notwithstanding the foregoing, WEA shall honor any open return authorizations. Company shall accept the return from WEA of all units of Products distributed during the Term which are returned by WEA's customers from time to time thereafter and Company shall re-purchase such units of Products from WEA for an amount equal to the credit given to WEA's customer for such return. Units of Products returned to WEA after the initial removal of Products by Company shall be removed by Company, at Company's sole expense, within 30 days after written request by WEA.

                  (iv) Any inventory delivered to or removed by Company as aforesaid shall have the bar-coding defaced or shall be re-bar-coded by WEA at Company's sole expense.

                  (v) Failure to remove inventory (or to give instructions for its removal within the time periods mentioned in subparagraphs 10(a)(ii) and
(iii)) shall be deemed to be an authorization to WEA to destroy such inventory at Company's sole expense.

            (b) Continuing Payment Obligations. The termination of the Term shall not discharge Company or WEA from their obligations to pay any amounts owing hereunder. As long as any amount so owing to WEA by Company has not been paid in full, in addition to WEA's other rights and remedies, WEA shall have the right to reimburse itself from amounts owed to Company hereunder.

      11. Warranties, Representations and Indemnities.

            (a) Company's Warranties and Representations. Company warrants and represents:

                  (i) Company has the right and power to enter into and fully perform this Agreement,

                  (ii) No agreement of any kind heretofore entered into by Company shall interfere in any manner with the complete performance of this Agreement, and

                  (iii) Material embodied in Products and the packaging therefor as supplied by Company and any other items furnished to WEA by Company shall not violate any law or infringe upon the rights of any third party. As used herein, "Material" shall include, without limitation, all musical compositions, names, biographical materials and likenesses, photographic, video or motion picture images, sound recordings, intellectual properties, all packaging and artwork and Company's trademarks, tradenames and logos.

            (b) Company's Indemnities. Company agrees to and does hereby indemnify, save and hold WEA and its affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this subparagraph 11(b) only, ("WEA") harmless from any and all loss and damage (including, without limitation, court costs and reasonable attorneys' fees) arising out of, connected with or as a result of any inconsistency with, failure of, or breach or threatened breach by Company of any warranty, representation, agreement, undertaking or covenant contained in this Agreement. WEA shall give Company


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prompt notice of any third-party claim to which the foregoing indemnity applies and Company shall assume the defense of any such claim through counsel of Company's choice and at Company's sole expense. WEA shall have the right to participate in such defense through counsel of WEA's choice and at WEA's expense.

            (c) WEA's Warranties and Representations. WEA warrants and represents:

                  (i) WEA has the right and power to enter into and fully perform this Agreement, and

                  (ii) No agreement of any kind heretofore entered into by WEA shall interfere in any manner with the complete performance of this Agreement.

            (d) WEA's Indemnities. WEA agrees to and does hereby indemnify, save and hold Company and its affiliates, and each of their respective officers, directors and employees (collectively, for the purposes of this subparagraph 11(d) only, ("Company") harmless from any and all loss and damage (including, without limitation, court costs and reasonable attorneys' fees) arising out of, connected with or as a result of any inconsistency with, failure of, or breach or threatened breach by WEA of any warranty, representation, agreement, undertaking or covenant contained in this Agreement. Company shall give WEA prompt notice of any third party claim to which the foregoing indemnity applies and WEA shall assume the defense of any such claim through counsel of WEA's choice and at WEA's sole expense. Company shall have the right to participate in such defense through counsel of Company's choice and at Company's expense.

      12. Security Interest. To induce WEA to enter into this Agreement, subject only to Company's currently existing security agreements with SBA and US Bank, Company hereby irrevocably grants to WEA a security interest in and to Source Materials, Products, all intellectual property rights in and to Products, all present and after-acquired inventory of Products and any proceeds derived from the sale of such inventory (the "Collateral") to secure the payment of any amounts which Company is required to pay pursuant to this Agreement. Company shall take all action reasonably necessary or as WEA shall reasonably request to create, confirm or preserve the security interest granted herein, perfect a lien in the Collateral and enable WEA to exercise and enforce the rights, remedies and powers provided to it hereunder, including, without limitation, the execution and delivery to WEA of financing statements and agreements and documents evidencing the security interest in Company's intellectual property, in each case, in appropriate form for filing in all appropriate filing jurisdictions. Company warrants and represents that Company has not granted and shall not grant or allow to exist any security interest or lien of any kind in the Collateral other than the security interest granted herein or the currently-existing security interests granted to SBA and US Bank referred to above.

      13. Force Majeure. If because of: act of God, inevitable accident, fire, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign), failure of technical facilities, failure or delay of transportation facilities, shortage of raw materials, or other cause of a similar or different nature not reasonably within WEA's or


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Company's control, as applicable (a "Force Majeure Event"), either party hereto is materially hampered in the performance of its obligations under this Agreement or its normal business operations are delayed or become impossible or commercially impracticable; then, without limiting such party's rights, the party affected by such Force Majeure Event shall have the option, by giving the other party notice, to suspend its obligations hereunder for the duration of any such contingency.

      14. Limitation on WEA's Obligations.

            (a) WEA shall have the right, without any liability to Company, to decline to manufacture and/or distribute and sell (or, as applicable, to cease to manufacture and/or distribute and sell):

                  (i) any Product on the grounds of advocacy of illegal activity, patent offensiveness, invasion of rights of privacy and publicity and/or defamation or other violation of law or infringement of any rights of other persons, including, without limitation, rights of copyright and trademark,

                  (ii) any Product if WEA reasonably believes that the manufacture and/or distribution and sale of such Product would constitute a material breach by Company of any of the warranties and representations contained herein, and

                  (iii) any Product in respect of which the Company Entities do not have (A) a majority ownership interest or (B) other non-ownership interest that is tantamount to majority ownership (i.e., an exclusive long-term license granting the Company Entities significantly broader exploitation rights than the right to manufacture and/or distribute such Product on a "P&D" basis).

            (b) Promptly after any new Product becomes available, Company shall send WEA a copy of such Product and the artwork therefor. If, for any of the reasons set forth in subparagraph 14(a), WEA elects not to manufacture and/or distribute and sell (or to cease to manufacture and/or distribute and sell) any particular Product pursuant to this Agreement, then WEA shall promptly notify Company of such election, and with respect to such particular Product, Company shall have the right to exploit and/or to cause any third parties to exploit any or all of the rights otherwise herein granted to WEA in connection therewith without any further obligation to WEA with respect thereto.

      15. Definitions.

            (a) "Armed Forces Post Exchanges" - US military posts, ships' stores or other US armed forces facilities.

            (b) "Company Entities" - Company and any other entities owned or controlled, directly or indirectly by Company or by Lee Kasper or in which Company or Lee Kasper have a direct or indirect income interest (other than publicly traded stock or other securities).


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            (c) "Confidential Information" - any information or documents regarding or contained in this Agreement. Confidential Information shall not include information or documents known generally to the public or the recorded music industry other than as a result of an unauthorized disclosure by WEA or Company.

            (d) "Distribution Services" - the following distribution services which are provided by WEA to the WMG Labels: (i) all field sales/merchandising and branch marketing activities, (ii) solicitation, acceptance and processing of orders from customers, (iii) physical distribution, (iv) processing of returns for scrap or return to inventory, (v) inventory control and warehousing, (vi) invoicing and collection of customer accounts, (vii) processing and issuance of credits to customers, (viii) shipping services for promotional units of Products and point-of-purchase materials and (ix) handling, processing, administering and auditing co-operative advertising allowances and issuing credits therefor.

            (e) "Manufacturing and Packaging Services" - the following manufacturing and packaging services provided through WEA to the WMG Labels by the Manufacturing and Packaging Entities: (i) selection of suppliers, (ii) ordering units of Products, components therefor and all separations and merchandising materials relating thereto from various suppliers such as pressing plants, tape duplicators and printers including, without limitation, suppliers affiliated with WEA, (iii) arranging shipment of components to various points,
(iv) arranging shipment of finished units of Products from point of manufacture to WEA or its customers, as the case may be and (v) inventory control with respect to the foregoing.

            (f) "Net Receipts" - WEA Net Sales less:

                  (i) All manufacturing and packaging costs paid or incurred by WEA on Company's behalf (if any) as an accommodation to Company,

                  (ii) the Distribution Fee to be retained by WEA for its own account,

                  (iii) for each unit of Product returned to WEA for credit and refurbished and recycled into inventory the greater of: (A) $0.25 per unit; or
(B) WEA's actual out-of-pocket cost,

                  (iv) for each unit of Product returned to WEA for credit and scrapped the greater of: (A) $0.10 per unit; or (B) WEA's actual out-of-pocket cost,

                  (v) all actual out-of-pocket storage charges charged to WEA for each unit of Product held in inventory in excess of a six-months' supply,

                  (vi) All freight charges incurred by or on behalf of WEA for shipping of units of Products at Company's written request other than as regular bulk freight,

                  (vii) All freight charges incurred by or on behalf of WEA for shipping of items from various suppliers to WEA,


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                  (viii) All freight charges incurred by or on behalf of WEA for the shipping of units of Products referred to in subparagraph 15(d)(viii);

                  (ix) For (A) units of Products sold directly to third parties by a Company Entity and shipped from WEA locations, or shipped from WEA locations to a Company Entity's warehouse or elsewhere at Company's direction and for all non-billable units of Products (other than so-called "regular program free goods," "special program free goods" and (B) units of Products described in subparagraph 15(f)(ix)(A)) shipped from WEA locations, including units of Products shipped pursuant to subparagraph 15(d)(viii), the greater of:
(X) $0.30 per unit (plus all applicable freight charges); or (Y) WEA's actual cost (plus all applicable freight charges). The units of Products referred to in this paragraph 15(f)(ix) shall only be sent in box lot quantities,

                  (x) All content preparation charges and all other out-of-pocket amounts actually paid or incurred by WEA in connection with the preparation or sale of units of Products via download, as "ringtones" or the like hereunder, and

                  (xi) All other direct, out-of-pocket expenses paid or incurred by WEA, if any, directly attributable to the manufacture, sale, marketing, advertising, promotion, distribution and exploitation of Products and expressly permitted to be charged to Company pursuant to this Agreement or otherwise.

            (g) "Normal Distribution Channels" - the distribution channels in the Territory through which WEA normally distributes audio-only and audio-visual products including Internet and on-line distribution of products in physical form and products other than in physical form (e.g., "downloads," "ringtones" and etc.), but specifically excluding record clubs, television sales, mail order sales, special products sales and premium sales. Notwithstanding the foregoing, it is hereby acknowledged that prior to the commencement of the Term, Company has granted rights to certain third parties to sell Products in non-physical form via the Internet and all such arrangements are set forth on Exhibit A hereto including the dates on which the term of each such agreement expires (the "Third Party Download Deals"). Company may continue to sell non-physical units of Products via the Third Party Download Deals during the current term of each such agreement, provided, that the term of the Third Party Download Deals shall not be amended or extended during the Term hereof.

            (h) "Products" - all audio-only and audio-visual recordings owned or controlled, directly or indirectly, in the Territory by the Company Entities which the Company Entities wish to release in the Territory.

            (i) "Replacement Cost" - the price paid by or charged to Company for pressing or duplicating units of Products including, without limitation, manufacturing, shrinkwrapping, covers, sleeves, labels and similar accessories or inserts and applicable freight costs, without any margin of profit to Company.


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            (j) "Source Materials" - collectively, the material necessary to manufacture units of Products and all materials necessary to manufacture packaging, inserts and stickers including, without limitation, various components thereof.

            (k) "Surplus Units" - more than a six-month supply (as determined in WEA's good faith business judgment) of units of a particular Product.

            (l) "Term" - the two-year period commencing on ___________, 2005 and ending on ________________, 2007. Upon written notice given to Company at any time prior to the expiration of the Term, WEA shall have the option to extend the Term for one additional year commencing on ______________, 2007 and ending on _____________, 2008.

            (m) "Territory" - (i) the US, its territories and possessions, including, without limitation, Puerto Rico, and Armed Forces Post Exchanges serviced from distribution points in the US; and (ii) Canada.

            (n) "WEA Gross Sales" - (i) the number of units of Products shipped and invoiced for payment multiplied by (ii) the price (after all rebates, adjustments, settlements, allowances, credits and discounts (other than cash discounts) approved by Company) charged by WEA to WEA's customers for all sales of Products.

            (o) "WEA Net Sales" - WEA Gross Sales net of actual returns.

            (p) "WMG" - Warner Music Group Inc.

            (q) "WMG Labels" - the wholly-owned US-based record labels of WMG.

      16. Confidentiality. Neither WEA nor Company shall disclose or reveal to any person or entity any Confidential Information, except as required by law or court order. Either party hereto may disclose Confidential Information to its attorneys under privilege, to its accountants and to any other third parties on a "need to know" basis, provided that the recipients of such Confidential Information (other than attorneys or accountants) are bound in writing by a confidentiality agreement in a form acceptable to the other party hereto and to which the other party hereto is a party. No party hereto shall make a press release or public announcement concerning this Agreement without the written consent of all other parties hereto.

      17. Miscellaneous.

            (a) Entire Agreement, Modification, Waiver. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all previous agreements or arrangements between the parties hereto relating to the subject matter hereof. This Agreement cannot be changed or terminated except by an instrument signed by the authorized signatories of the parties. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party. Should any provision of this Agreement be adjudicated by a court of competent jurisdiction as void, invalid or inoperative, such decision shall not affect any other provision hereof, and the remainder of this Agreement shall be effective as though such void, invalid or inoperative provision had not been contained herein.

            (b) Assignment. Either party hereto (the "Assignor") shall have the right without the consent of the other party (the "Other Party") to assign this Agreement in whole or in part, but only if: (i) the Other Party's rights and interests under this Agreement are not diminished or otherwise altered as a result of the assignment, (ii) the Assignor, in addition to the assignee, shall in all respects remain liable to the Other Party under this Agreement notwithstanding the assignment and (iii) prior to the assignment and at any times thereafter as the Other Party may reasonably require, the Assignor shall cause the assignee to execute and deliver to the Other Party all documents which the Other Party may reasonably require in connection with the assignment and/or this Agreement.

            (c) Transfers, Sales, Assignment or Encumbrances. Notwithstanding subparagraph 17(b) above, Company represents, warrants and covenants that as an express and written condition to (i) any transfer, sale, assignment, or encumbrance of all or substantially all of Company's assets (including but not limited to the Products), (ii) any transfer, sale, assignment or encumbrance of a majority or controlling interest in Company or its parent corporation, if any, or (iii) any other transaction or arrangement transferring the ownership or the license of any of the Products, this Agreement shall remain in full force and effect, and shall be binding upon all the parties to any such transfer, sale, assignment, encumbrance or transaction including but not limited to Company and any such purchaser, transferee or assignee. Notwithstanding any such sale, assignment, transfer or transaction, Company represents, warrants and covenants that it shall remain fully liable for the obligations of such purchaser, transferee or assignee or any other party to such transaction, unless WEA shall have previously, in writing, agreed to look only to such purchaser, assignee, transferee or other party to the transaction and has agreed to release Company from its obligations under this Agreement. Company further represents, warrants and covenants that, in the event WEA is required to commence a lawsuit to enforce the terms of this provision, WEA will have no adequate remedy at law and will be entitled to injunctive relief as well as the expenses, including reasonable attorneys' fees, incurred by WEA in enforcing the terms of this provision; provided, however, that nothing contained herein shall be deemed to constitute a waiver by Company of any rights which Company may have to offer fact-based defenses to any request made by WEA for injunctive relief.

            (d) Breach, Notice and Cure. Other than a breach of the exclusivity provisions hereof, no breach of this Agreement by Company shall be deemed material unless within 60 days after WEA learns of such breach, WEA serves written notice on Company specifying the nature thereof and Company fails to cure such breach, if any, within 30 days after receipt of such notice (or 10 days in the case of a failure by Company to pay a sum certain). No breach of this Agreement by WEA shall be deemed material unless within 60 days after Company learns of such breach, Company serves written notice on WEA specifying the nature thereof and WEA fails to cure such breach, if any, within 30 days after receipt of such notice (or 10 days in the case of a failure by WEA to pay a sum certain).

            (e) Further Assurances. WEA and Company each agree to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Agreement.

            (f) Equitable Relief. Each of WEA and Company recognizes that its rights and obligations hereunder with respect to the performance of non-monetary obligations are unique and that damages at law will be an inadequate remedy for breach or threatened breach of such provisions of this Agreement, and agrees that the parties' respective rights and obligations hereunder with respect to such non-monetary obligations shall be enforceable by specific performance, injunction or other equitable remedy.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, each of the parties hereto and their respective successors, heirs, assigns and designees.

            (h) Notices. All notices which any party hereto is required or may wish to give the other shall be given by delivering, mailing or faxing the same to the other at the addresses specified below:

                           Company:         NuTech Digital, Inc.
                                            7900 Gloria Avenue
                                            Van Nuys, California 91406
                                            Attn:  _____________
                                            Fax:  (818) 994-1575

                                            with a copy to:

                                            ------------------
                                            ------------------
                                            ------------------
                                            Attn:  _______________
                                            Fax:  (___) ___________

                           WEA:             Warner-Elektra-Atlantic Corporation
                                            75 Rockefeller Plaza
                                            New York, New York 10019
                                            Attn:  President
                                            Fax:  (212) _________

                                            with a copy to:

                                            Warner Music Group Inc.
                                            75 Rockefeller Plaza
                                            New York, New York 10019
                                            Attention: EVP, General Counsel
                                            Fax: (212) 258-3092

All notices shall be deemed effective upon their receipt.

            (i) No Agency. Company and WEA each shall have the status of an independent contractor and nothing herein contained shall contemplate or constitute Company as WEA's agent or employee or WEA as Company's agent or employee. This Agreement does not constitute or acknowledge any partnership or joint venture between Company and WEA.

            (j) Construction, Jurisdiction, Venue. This Agreement has been entered into in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach of this Agreement. Company and WEA each agree to submit to the jurisdiction of the Federal or State courts located in New York City in any action which may arise out of this Agreement and said courts shall have exclusive jurisdiction over all disputes between WEA and Company pertaining to this Agreement and all matters related thereto.

            (k) Captions. The captions herein contained are inserted solely for reference and shall not constitute a part of this Agreement nor affect its construction, meaning or effect.

      If the foregoing is acceptable, please acknowledge the same by signing in the appropriate places below.

                                            WARNER-ELEKTRA-ATLANTIC CORPORATION,
                                            a New York corporation



                                            By:_________________________________

                                            NUTECH DIGITAL, INC., a
                                            ______________ corporation


                                            By:_________________________

ACCEPTED AND AGREED TO ONLY INSOFAR AS SUBPARAGRAPHS 15(b) and (h) PERTAIN TO
ME:



-------------------------------
Lee Kasper

                                    EXHIBIT A

                           Third Party Download Deals